UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

Kirkland's, Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5310 Maryland Way
Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 872-4800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KIRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Summary

On October 21, 2024, Kirkland’s, Inc. (the “Company” or “Kirkland’s”), entered into a strategic partnership with Beyond, Inc. (NYSE: BYON) (“Beyond”) to enable cohesive collaboration between the two companies including Beyond providing additional financing to Kirkland’s and the companies working together on a number of operating arrangements.

Credit Agreements

On October 21, 2024, Kirkland’s and its subsidiaries entered into a $17 million Term Loan Credit Agreement (the “Beyond Term Loan”), which was fully funded at closing of the Beyond Term Loan, with Beyond, as administrative agent and lender. Kirkland’s and one of its subsidiaries are serving as the guarantors under the Beyond Term Loan, and Kirkland’s other two subsidiaries are the borrowers. The Beyond Term Loan consists of an $8.5 million loan that is mandatorily convertible into Kirkland’s common stock, no par value (“Common Stock”) at a price of $1.85 per share upon the approval of Kirkland’s shareholders and an $8.5 million loan that is non-convertible. The maturity date on the non-convertible loan is September 30, 2028, and the maturity date on the convertible loan is 180 days from closing of the Beyond Term Loan, or if shareholder approval is not obtained, the maturity date will be extended to September 30, 2028. Beyond can elect to convert a portion of the $8.5 million convertible loan into shares of Kirkland’s Common Stock prior to shareholder approval up to a cap of 2,609,215 shares. The indebtedness under the Beyond Term Loan is subordinated to the Company’s existing $90 million revolving credit facility (the “Existing Credit Facility”) with Bank of America, N.A (“Bank of America”) and is not subject to a borrowing base calculation. The Beyond Term Loan accrues interest at an annual rate equal to the Secured Overnight Financing Rate (“SOFR”) plus a margin of 275 basis points with no SOFR floor.

The Beyond Term Loan contains customary events of default, including, without limitation, failure to make payments, a cross-default to certain other debt and material contracts, breaches of covenants, breaches of representations and warranties, a change in control, certain monetary judgments and bankruptcy and ERISA events. Upon any such event of default, the principal amount of any unpaid loans and all other obligations under the Beyond Term Loan may be declared immediately due and payable.

Also, on October 21, 2024, the Company entered into a Second Amendment to its Third Amended and Restated Credit Agreement with Bank of America to amend the Existing Credit Facility in order to permit the Beyond Term Loan and the Beyond Common Stock subscription described herein, modify the minimum excess availability covenant and increase Company’s reporting requirements. The interest rate and expiration date of the Existing Credit Facility remained unchanged.

Proceeds from the Beyond Term Loan were used by the Company to repay and terminate its $12 million “first-in, last-out” asset-based term loan (the “FILO Term Loan”) with Gordon Brothers Group, via an affiliate entity, 1903P Loan Agent, LLC. The repayment of the FILO Term Loan included repayment of the outstanding $10 million principal balance, prepayment fees and transaction expenses. In addition, net proceeds from the Beyond Term Loan were used to reduce borrowings under the Existing Credit Facility. As of October 21, 2024, the FILO Term Loan is no longer outstanding, and there were $17 million in borrowings under the Beyond Term Loan and $62.4 million in borrowings under the Existing Credit Facility, with approximately $18.6 million available for borrowing under the Existing Credit Facility borrowing base formula, after the minimum availability covenant.

Subscription and Investor Rights Agreements

In addition, on October 21, 2024, the Company and Beyond entered into a subscription agreement (the “Subscription Agreement”, the transactions contemplated by the Beyond Term Loan and the Subscription Agreement, the “Transactions”) pursuant to which Beyond will purchase $8 million of Kirkland’s Common Stock at a price of $1.85 per share for a total of 4,324,324 shares upon the approval of Kirkland’s shareholders. After obtaining shareholder approval of the $8 million equity purchase and the mandatory conversion of the $8.5 million term loan, Beyond would own approximately 40% of Kirkland’s then outstanding Common Stock.

During the Standstill Period (as defined below), Beyond may not transfer the purchased shares (inclusive of shares issued upon conversion of the convertible note) to any person without the consent of Kirkland’s, provided that Beyond may, without the consent of Kirkland’s, transfer purchased shares: (i) to an affiliate of Beyond, (ii) to any person so long as the transfer represents less than 10% of the outstanding capital stock of the Company (provided that transfers to Company competitors are restricted), (iii) pursuant to a tender offer, exchange offer, merger, recapitalization, or similar material transaction or (iv) pursuant to an underwritten offering or Rule 144 under the Securities Act.

Pursuant to an investor rights agreement (the “Investor Rights Agreement”), Beyond will be subject to a standstill obligation that, among other things, generally restricts Beyond’s ability to acquire more than 40% of the Company’s stock, take affirmative actions, solicit proxies, engage in voting campaigns, engage in “group” activity for SEC purposes with any other person other than its affiliates, effect any tender offer, present shareholder proposals, make any public statement regarding material changes to the Company’s Board, management or securities. The “Standstill Period” will continue until the earlier of (a) the later of the two-year anniversary of the Investor Rights Agreement and the date Beyond no longer holds at least 5% of the outstanding Common Stock, or (b) a change of control of the Company.

The Company is required to hold a special meeting of the shareholders on or before April 16, 2025, for purposes of approving the mandatory conversion of the convertible note and the issuance of shares of Common Stock under the Subscription Agreement pursuant to Nasdaq Listing Rules 5635(b) and (d) (the “Nasdaq Proposal”). The proxy statement for the special meeting will include Kirkland’s Board of Directors’ recommendation that shareholders vote in favor of the Nasdaq Proposal, which will require a majority of votes cast in person or by proxy at the special meeting.

Pursuant to the Investor Rights Agreement, after the closing of the stock purchase pursuant to the Subscription Agreement, Beyond will have the right to designate two nominees for appointment to Kirkland’s Board of Directors. This right will remain in place so long as Beyond owns at least 20% of Kirkland’s outstanding Common Stock. If Beyond drops below that amount, it will have the right to designate one person for appointment to Kirkland’s Board of Directors so long as it continues to own at least 5% of Kirkland’s Common Stock. The Company’s Board of Directors is expected to remain at six Directors following shareholder approval, and if the size of the Board is increased, Beyond will be entitled to maintain proportionate representation. In addition to the Board designation rights described above, Beyond will also have the right to a board observer during the term of the Beyond Term Loan Agreement and for so long as it continues to own at least 5% of Kirkland’s Common Stock. In addition, as part of its stock purchase, Beyond will have customary demand and piggyback registration rights with respect to the purchased shares.

Collaboration and Trademark License Agreements

The Company also entered into a collaboration agreement on October 21, 2024 with Beyond (the “Collaboration Agreement”), which agreement outlines the parties’ intentions to collaborate on numerous operating arrangements, including joint marketing activities, e-commerce support and consulting provided by Beyond to Kirkland’s, the sale of Kirkland’s products on e-commerce platforms operated by Beyond, including Bed, Bath & Beyond and Overstock.com, Kirkland’s exclusive operating rights for neighborhood format Bed, Bath & Beyond retail store locations under a Licensing Agreement, Kirkland’s selling Bed, Bath & Beyond branded merchandise in existing Kirkland’s stores and other collaboration arrangements. Under the Collaboration Agreement, Kirkland’s will pay Beyond a quarterly collaboration fee equal to 0.25% of Kirkland’s quarterly retail and e-commerce revenue starting in the first fiscal quarter of fiscal 2025 for the remaining seven-year term of the Collaboration Agreement. This fee will extend an additional two years beyond the Collaboration Agreement if the Beyond Term Loan is still outstanding as of the expiration or termination of the Collaboration Agreement. Kirkland’s will also pay to Beyond an incentive fee equal to 1.5% of Kirkland’s incremental growth in e-commerce revenue during the term of the Collaboration Agreement.

Additionally, on October 21, 2024, the Company entered into a trademark license agreement with Beyond (the “Trademark License Agreement”), which grants Kirkland’s the exclusive license to operate small format, neighborhood brick-and-mortar retail stores and “Shops-within-a-Shop” locations under licensed Beyond owned trademarks. Kirkland’s will pay royalty fees as a percentage of net store sales generated under the Bed Bath & Beyond banner during the term of the Collaboration Agreement with that rate increasing as a percentage of net sales after the Collaboration Agreement has terminated, if the locations are still operating. There is also a fixed guaranteed minimum royalty during the term of the Collaboration Agreement.

Agreement Descriptions

The foregoing descriptions of the Beyond Term Loan, Subscription Agreement, Investor Rights Agreement, Collaboration Agreement, Trademark License Agreement and the amended Existing Credit Facility do not purport to be complete and are qualified in their entirety by reference to the Agreements, which are attached hereto as Exhibits 10.1 through 10.6 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The shares being sold to Beyond pursuant the Beyond Term Loan Agreement and Subscription Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Beyond has represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and that the Common Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of Common Stock issued.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01, other than with respect to the Second Amendment to the Third Amended and Restated Credit Agreement is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On October 21, 2024, the Company and Beyond issued a joint press release announcing the Company’s strategic venture with Beyond, Inc. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “believe,” “can,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,” “plan,” “possible,” “intend,” “target,” or the negative of these words or other similar expressions that concern the Company’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, the Company’s ability to consummate the Transactions and satisfy applicable closing conditions, including the receipt of its shareholders’ approval of the Nasdaq Proposal. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in the Company’s plans or assumptions, that could cause actual results to differ materially from those projected. These risks include the risk of the Company’s shareholders not approving the Transactions, the occurrence of any event, change or other circumstances that could result in the Subscription Agreement being terminated or the Transactions not being completed on the terms reflected in the Subscription Agreement, or at all, and uncertainties as to the timing of the consummation of the Transactions; the ability of each party to consummate the Transactions; risks related to optional conversion of the convertible note under the Beyond Term Loan; risks related to the Collaboration Agreement and the Trademark License Agreement; the effect of the announcement or pendency of the Transactions on the Company’s business relationships, operating results and business generally; risks related to the Special Meeting diverting management’s attention from the Company’s ongoing business operations; unexpected costs, charges or expenses resulting from the Transactions; potential litigation relating to the Transactions that could be instituted against Beyond, the Company or their affiliates’ respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing; the ability to obtain the various synergies envisioned in the Collaboration Agreement; the ability of the Company to successfully open Bed Bath & Beyond stores; the ability of each company to successfully market their products to the other company’s customers and to implement its plans, forecasts and other expectations with respect to its business after the completion of the transaction and realize additional opportunities for growth and innovation; and other risks detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2024 and subsequent filings. All information provided in this Current Report on Form 8-K is as of the date hereof, and the Company undertakes no duty to update this information unless required by law. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this Current Report on Form 8-K.

Additional Information and Where to Find it

In connection with the Special Meeting to approve the Nasdaq Proposal, the Company intends to file a preliminary proxy statement on Schedule 14A with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, COMPANY SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING THE DEFINITIVE PROXY STATEMENT (IF AND WHEN IT BECOMES AVAILABLE), THAT ARE FILED OR WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement (if and when it becomes available) will be mailed or made available to shareholders of the Company. Shareholders will be able to obtain the documents (when they become available) free of charge at the SEC’s website, http://www.sec.gov. In addition, shareholders may obtain free copies of the documents (if and when they become available) on the Company’s website,

https://ir.kirklands.com/or by contacting Investor Relations by mail at Attn: Investor Relations, 5310 Maryland Way, Brentwood, TN 37027.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the Special Meeting to approve the Nasdaq Proposal. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Transactions and their respective direct and indirect interests in the Transactions, by security holdings or otherwise, will be included in the definitive proxy statement and other materials to be filed with the SEC in connection with the Transactions (if and when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*

Term Loan Credit Agreement dated as of October 21, 2024, by and between Kirkland’s Stores, Inc., as Lead Borrower, the Borrowers named therein, the Guarantors named therein, Beyond, Inc., as Administrative Agent and Collateral Agent and the Lenders party thereto.

10.2*	Subscription Agreement, dated as of October 21, 2024, by and between Kirkland’s, Inc. and Beyond, Inc.

10.3	Investor Rights Agreement, dated as of October 21, 2024, by and between Kirkland’s, Inc. and Beyond, Inc.

10.4*	Collaboration Agreement dated as of October 21, 2024, by and between Kirkland’s, Inc. and Beyond, Inc.

10.5*	Trademark License Agreement, dated as of October 21, 2024, by and between Kirkland’s, Inc. and Beyond, Inc.

10.6*

Second Amendment to Third Amended and Restated Credit Agreement dated as of October 21, 2024, by and between Kirkland’s Stores, Inc., as Lead Borrower, the Borrowers named therein, the Guarantors named therein, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the Lenders party thereto.

99.1	Joint Press Release dated October 21, 2024 announcing the Company’s strategic venture with Beyond, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.

October 21, 2024	By:	/s/ Carter R. Todd
Name: Carter R. Todd
Title: Senior Vice President and General Counsel